IDS Tax-Exempt Bond Fund, Inc.
File No. 2-57328/811-2686
                                           EXHIBIT INDEX

Exhibit 5(a): Copy of Investment Management Services Agreement between Registrant's series fund, IDS Intermediate Tax-Exempt Fund and American Express Financial Corporation

Exhibit 6(a). Copy of Distribution Agreement between Registrant's series fund, IDS Intermediate Tax-Exempt Fund and American Express Financial Advisors Inc.

Exhibit 8(a) Copy of Custodian Agreement between Registrant's series fund, IDS Intermediate Tax-Exempt Fund and First Bank National Association

Exhibit 9(a). Copy of Transfer Agency Agreement between Registrant and American Express Client Service Corporation

Exhibit 9(d) Copy of Shareholder Service Agreement between Registrant's series fund, IDS Intermediate Tax-Exempt Fund and American Express Financial Advisors Inc.

Exhibit 9(e) Copy of Administrative Services Agreement between Registrant's series fund, IDS Intermediate Tax-Exempt Fund and American Express Financial Corporation

Exhibit 10. Opinion and consent of counsel as to the legality of the securities being registered

Exhibit 11.      Independent Auditors' Consent

Exhibit 15(a). Copy of Plan and Agreement of Distribution between Registrant's series fund, IDS Intermediate Tax-Exempt Fund and American Express Financial Advisors Inc.

Exhibit 17.      Financial Data Schedules

Exhbiti 19(a).   Directors'/Trustees Power of Attorney to sign amendments to this Registration Statement